Exhibit 99.1

Nevro Reports First-Quarter 2024 Financial Results

Announces Additional Restructuring Steps to Advance Strategy and Accelerate Profitability

Raises Adjusted EBITDA Guidance and Reaffirms Revenue Guidance for Full-Year 2024

Promotes Christofer Christoforou to Chief Operating Officer

REDWOOD CITY, California – May 7, 2024 – Nevro Corp. (NYSE: NVRO), a global medical device company that is delivering comprehensive, life-changing solutions for the treatment of chronic pain, today reported its first quarter 2024 financial results. The company also announced additional restructuring steps to advance its strategy and accelerate profitability, raised its adjusted EBITDA guidance and reaffirmed its revenue guidance for the full-year 2024, and announced that Christofer Christoforou has been promoted to the newly created Chief Operating Officer (COO) role.

“We are pleased with our first quarter performance which demonstrates our continued focus on executing our three-pillar strategy of commercial execution, market penetration and profit progress. Worldwide revenue and adjusted EBITDA both came in ahead of our expectations,” said Kevin Thornal, Nevro’s CEO and President. “In addition, we are excited with the progress we are making on ramping up our nascent sacroiliac joint business, with more than 220 physicians trained thus far on Nevro1™, one of our three SI joint products.”

Thornal continued, “Based on our first quarter performance, the additional restructuring steps we are taking to make Nevro a stronger and healthier company, and our outlook for the remainder of this year, we are raising our adjusted EBITDA guidance to a range of a loss of $5 million to positive $2 million and reaffirming our revenue guidance of $435 million to $445 million for the full-year 2024.”

“Also, I’m thrilled that Chris is stepping into the Chief Operating Officer role. He has been with Nevro for eight years and is a valuable member of our leadership team. Chris’ experience, skillset and strong track record of success will be instrumental as we drive further operational efficiencies, expand margins and continue to focus on delivering innovative treatment therapies for patients suffering from chronic pain,” Thornal added.

First-Quarter 2024 Financial Highlights and Recent Business Developments

•
For the first quarter of 2024 (as compared with the first quarter of 2023):

Worldwide revenue grew to $101.9 million, an increase of 5.8% as reported and 5.6% on a constant currency basis.

U.S. trial procedures decreased approximately 5.1%, largely in line with the company’s expectations.

Reported a first quarter 2024 net loss from operations of $35.8 million; first quarter 2024 adjusted EBITDA was a loss of $9.6 million. Refer to the financial table at the end of this release for GAAP to non-GAAP reconciliations, definitions and further information regarding the use of non-GAAP metrics.
•
Nevro also announced that Christofer Christoforou has been promoted to the role of COO effective immediately. Christoforou joined the company in 2016 and most recently served as Senior Vice President, Technical Operations. In addition to his current responsibilities, which include leading the company’s manufacturing processes and innovation, research and development efforts, Christoforou will have oversight of clinical and regulatory affairs and quality assurance. For Christoforou’s complete biography, please visit the Leadership Team section on Nevro’s corporate website.

•
As previously announced on February 28, 2024, Nevro received FDA 510(k) clearance to use its sacroiliac (SI) joint fusion system, Nevro1™, without the need for a fixation screw and featuring integrated lateral transfixation.
•
24-month data from SENZA-PDN randomized controlled trial (RCT) for improved sensory function and protective sensation in the feet of patients receiving 10 kHz SCS was published in the Journal of Diabetes Science & Technology, with results demonstrating unique, disease-modifying improvement in sensory function that potentially lowers the risk of diabetes-related ulcerations and traumatic amputations.
•
Nevro introduced its new solution for patients who do not have a compatible iPhone that helps increase access to the benefits of HFX iQ 10kHz Therapy™.
•
Enrollment in Nevro’s PDN Clinical Sensory Study (“PDN Sensory Study”) now stands at 143 patients, ahead of the company’s expectations. As a result of this robust enrollment combined with strong outcomes demonstrated in its SENZA-PDN RCT, the company is pausing enrollment in the PDN Sensory Study to allow for an interim primary endpoint analysis of all subjects who are randomized from this existing cohort. While the results of the analysis may indicate restarting enrollment in the future, Nevro’s goal is to bring trial results to publication as soon as possible for the benefit of patients and review for inclusion in therapeutic guidelines.

First-Quarter 2024 Financial Results

Worldwide revenue for the first quarter of 2024 was $101.9 million, an increase of 5.8% as reported and 5.6% on a constant currency basis, compared with $96.3 million in the first quarter of 2023. U.S. revenue in the first quarter of 2024 was $87.0 million, reflecting growth of 5.7% over $82.3 million in the first quarter of 2023. The year-over-year increase was primarily due to a mix shift to the company’s newest-generation SCS system, HFX iQ™, and a higher number of patients that returned to replace their legacy Nevro SCS implant with an updated Nevro device.

U.S. permanent implant procedures were approximately flat with first quarter of 2023, while U.S. trial procedures decreased 5.1% compared with the first quarter of 2023. The year-over-year decrease in U.S. trials was largely in line with the company’s expectations and primarily driven by softness in U.S. SCS trialing activity in the first quarter of 2024 as well as the impact of physician interest in attending Nevro’s SI joint fusion training sessions that take physicians out of their practice, thereby reducing the number of trial procedures they performed in the quarter.

International revenue in the first quarter of 2024 was $14.9 million compared with $14.0 million in the first quarter of 2023, representing increases of 6.1% and 4.7%, respectively, on a reported and constant currency basis.

Gross profit for the first quarter of 2024 was $71.5 million compared with $64.6 million in the first quarter of 2023. Gross margin was 70.2% in the first quarter of 2024, an increase of 310 basis points over 67.1% in the first quarter of 2023. The year-over-year improvement in gross margin was driven primarily by a shift to higher margin products sourced out of the company’s Costa Rica manufacturing facility.

Operating expenses for the first quarter of 2024 were $107.4 million compared with $100.9 million for the year-ago period. Operating expenses for the first quarter of 2024 include a $5.5M charge related to the company’s restructuring that was announced in January 2024 as well as two items related to the company’s November 2023 acquisition of Vyrsa:

1.
a net $3.5 million charge related to the change in fair value of the contingent consideration liability; and
2.
$0.7 million of expense related to the amortization of intangibles.

Excluding the aforementioned three items, operating expenses in the first quarter of 2024 improved by
$3.3 million, or 3.3%, compared with the prior-year quarter, reflecting the benefits from the company’s January 2024 restructuring and disciplined expense management efforts in the current-year period.

Litigation-related legal expenses were $2.8 million for the first quarter of 2024 compared with $3.8 million for the first quarter of 2023.

Net loss from operations for the first quarter of 2024 was $35.8 million, or $26.1 million excluding the previously mentioned restructuring charge and Vyrsa-related acquisition charges, compared with a net loss of $36.3 million for the first quarter of 2023. Adjusted EBITDA for the first quarter of 2024 was a loss of $9.6 million compared with a loss of $17.1 million for the first quarter of 2023. Adjusted EBITDA excludes interest, taxes, and non-cash items such as stock-based compensation and depreciation and amortization, as well as litigation-related expenses, certain litigation charges and credits and other adjustments such as restructuring charges, amortization of intangibles, and adjustments to the fair value of contingent consideration liabilities. Refer to the financial table at the end of this release for GAAP to adjusted (non-GAAP) reconciliations.

Cash, cash equivalents and short-term investments totaled $281.5 million as of March 31, 2024, a decrease of $41.2 million from December 31, 2023. This decrease was primarily the result of approximately $26.5 million in customarily higher first-quarter cash outflows, a $9.8 million Vyrsa-related milestone payment and $4.4 million of restructuring-related cash payments.

Full-Year and Second-Quarter 2024 Financial Guidance

Based on its first-quarter 2024 performance and outlook for the remainder of this year, Nevro continues to expect its full-year 2024 worldwide revenue to be in the range of approximately $435 million to $445 million.

Nevro is raising its adjusted EBITDA guidance for the full-year 2024 to a range of negative $5 million to positive
$2 million from its previous guidance range of negative $14 million to negative $8 million. Nevro’s revised expectations for full-year 2024 adjusted EBITDA guidance reflects the better-than-anticipated adjusted EBITDA in the first quarter of 2024, approximately $10 million in incremental savings in 2024 as a result of the restructuring, and its outlook for the remainder of this year. The company noted that it expects $4 million to $5 million in restructuring charges in the second quarter of 2024.

For the second quarter of 2024, the company expects worldwide revenue to be in the range of approximately
$106 million to $108 million and adjusted EBITDA to be in the range of negative $3.5 million to negative
$2.5 million.

Nevro has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted net income (loss) within this press release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. For more information regarding the non-GAAP financial measures discussed in this press release, please see the financial table at the end of this release for GAAP to non-GAAP reconciliations, definitions and further information regarding the use of non-GAAP metrics.

An investor presentation for Nevro’s first-quarter 2024 financial results is available in the "Investors" section of the company’s corporate website at Events & Presentations.

Webcast and Conference Call Information

As previously announced, Nevro will host a conference call today to discuss its financial results. The call will begin at 1:30 pm PT / 4:30 pm ET. A live webcast and replay of the conference call will be available in the “Investors” section of the company’s website at Events & Presentations. The webcast can be accessed 10 minutes prior to the conference call start time.

For those parties that do not have internet access, the conference call can be accessed by calling one of the below telephone numbers and providing conference ID 6973396:

U.S. domestic participant dial-in number (toll-free): 1-888-596-4144

International participant dial-in number: 1-646-968-2525

Internet Posting of Information

Nevro routinely posts information that may be important to investors in the "Investor Relations" section of its website at www.nevro.com. The company encourages investors and potential investors to consult the Nevro website regularly for important information about Nevro.

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 115,000 patients globally. Nevro's comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy.

Nevro recently added a minimally invasive treatment option for patients suffering from chronic sacroiliac joint ("SI joint") pain and now provides the most comprehensive portfolio of products in the SI joint fusion space, designed to meet the preferences of physicians and varying patient needs in order to improve outcomes and quality of life for patients.

Senza®, Senza II®, Senza Omnia®, and HFX iQ™ are the only SCS systems that deliver Nevro's proprietary 10 kHz Therapy™. Nevro's unique support services provide every patient with HFX Coach™ support throughout their pain relief journey and every physician with HFX Cloud™ insights for enhanced patient and practice management.

SENZA, SENZA II, SENZA OMNIA, OMNIA, HF10, the HF10 logo, 10 kHz Therapy, HFX, the HFX logo, HFX iQ, the HFX iQ logo, HFX Algorithm, HFX CONNECT, the HFX Connect logo, HFX ACCESS, the HFX Access logo, HFX COACH, the HFX Coach logo, HFX CLOUD, the HFX Cloud logo, RELIEF MULTIPLIED, the X logo, NEVRO, and the NEVRO logo are trademarks or registered trademarks of Nevro Corp. Patents covering Senza HFX iQ and other Nevro products are listed at Nevro.com/patents.

To learn more about Nevro, connect with us on LinkedIn, X, Facebook, and Instagram.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements reflecting the current beliefs and expectations of the company’s management, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including: our second quarter and updated full-year 2024 financial guidance; our belief that the actions we have taken further position us for success; and our belief that our focus on our three key strategic pillars will improve our commercial execution and deliver significant long-term shareholder return. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth and the costs and expenses of operating our business; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to successfully integrate any additive acquisitions we may make, including our acquisition of Vyrsa Technologies; our ability to attract and retain qualified personnel; our ability to accurately forecast financial and operating results; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on February 23, 2024, as well as any reports that we may file with the Securities and Exchange Commission in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Nevro's operating results for the period ending March 31, 2024, are not necessarily indicative of the company’s operating results for any future periods.

Investor and Media Contact:

Angie McCabe

Vice President, Investor Relations & Corporate Communications

angeline.mccabe@nevro.com

Nevro Corp.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2024	2023
	(unaudited)
Revenue	$101,899	$96,327
Cost of revenue	30,371	31,703
Gross profit	71,528	64,624
Operating expenses:
Research and development	14,828	14,755
Sales, general and administrative	88,326	86,192
Amortization of intangibles	737	—
Change in fair value of contingent consideration	3,471	—
Total operating expenses	107,362	100,947
Income (loss) from operations	(35,834)	(36,323)
Other income (expense):
Interest income (expense), net	(2,732)	1,665
Change in fair market value of warrants	13,560	—
Other income (expense), net	(21)	(46)
Income (loss) before income taxes	(25,027)	(34,704)
Provision for income taxes	382	325
Net income (loss)	(25,409)	(35,029)
Changes in foreign currency translation adjustment	(255)	506
Changes in unrealized gains (losses) on short-term investments	(526)	587
Net change in other comprehensive income (loss)	(781)	1,093
Comprehensive income (loss)	$(26,190)	$(33,936)
Net loss per share, basic and diluted	$(0.70)	$(0.98)
Weighted average shares used to compute net loss per share	36,467,371	35,584,685

Nevro Corp.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$90,303	$104,217
Short-term investments	191,180	218,506
Accounts receivable, net	76,918	79,377
Inventories, net	120,789	118,676
Prepaid expenses and other current assets	13,414	10,145
Total current assets	492,604	530,921
Property and equipment, net	24,708	24,568
Operating lease assets	7,764	8,944
Goodwill	38,324	38,164
Other intangible assets, net	26,617	27,354
Other assets	5,427	5,156
Restricted cash	606	606
Total assets	$596,050	$635,713
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$21,208	$22,520
Contingent liabilities, current portion	220	9,836
Accrued liabilities and other	45,346	51,019
Total current liabilities	66,774	83,375
Long-term debt	214,763	211,471
Long-term operating lease liabilities	3,136	4,634
Contingent liabilities, non-current portion	15,564	12,257
Warrant liability	15,179	28,739
Other long-term liabilities	2,093	2,092
Total liabilities	317,509	342,568
Stockholders’ equity
Common stock, $0.001 par value, 290,000,000 shares authorized; 37,369,746 and 37,044,390 shares issued at March 31, 2024 and December 31, 2023, respectively; 36,686,830 and 36,361,474 shares outstanding at March 31, 2024 and December 31, 2023, respectively	36	36
Additional paid-in capital	1,004,348	992,762
Accumulated other comprehensive loss	(1,024)	(243)
Accumulated deficit	(724,819)	(699,410)
Total stockholders’ equity	278,541	293,145
Total liabilities and stockholders’ equity	$596,050	$635,713

Nevro Corp.

GAAP to Non-GAAP Adjusted EBITDA Reconciliation

(unaudited)

(in thousands)

The following table presents a reconciliation of GAAP net loss, as prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), to adjusted EBITDA, a non-GAAP financial measure.

Reconciliation of actual results:

	Three Months Ended
	March 31,
	2024	2023
	(unaudited)
GAAP Net Income (Loss)	$(25,409)	$(35,029)
Non-GAAP Adjustments:
Interest (income) expense, net	2,732	(1,665)
Provision for income taxes	382	325
Depreciation and amortization	2,053	1,582
Stock-based compensation expense and other equity related charges	11,674	13,560
Amortization of intangibles	737	—
Change in fair value of contingent consideration	3,471	—
Change in fair market value of warrants	(13,560)	—
Litigation-related expenses	2,801	3,754
Restructuring charges	5,523	332
Adjusted EBITDA	$(9,596)	$(17,141)

Reconciliation of guidance:

	Three Months Ended		Year Ended
	June 30, 2024		December 31, 2024
	(Low Case)	(High Case)	(Low Case)	(High Case)

GAAP Net Loss	$(28,500)	$(27,500)	$(94,000)	$(87,000)
Non-GAAP Adjustments	25,000	25,000	89,000	89,000
Adjusted EBITDA	$(3,500)	$(2,500)	$(5,000)	$2,000

Management uses certain non-GAAP financial measures, most specifically adjusted EBITDA, as a supplement to GAAP financial measures to further evaluate the company's operating performance period over period, analyze the underlying business trends, assess performance relative to competitors and establish operational objectives.

Management believes it is important to provide investors with the same non-GAAP metrics it uses to evaluate the performance and underlying trends of the company's business operations to facilitate comparisons to its historical operating results and evaluate the effectiveness of its operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of the company's underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating non-GAAP adjusted EBITDA, the company further adjusts for the following items:

•
Stock-based compensation expense and other equity-related charges – The company excludes non-cash costs related to the company's stock-based plans, which include stock options, restricted stock units and performance-based restricted stock units as these expenses do not require cash settlement from the company.

•
Amortization of intangibles – The company excludes amortization of intangibles from the acquisition of businesses.
•
Change in fair value of contingent consideration – The company excludes the changes in the fair value of its contingent consideration liability.
•
Change in fair market value of warrants – The company excludes the changes in the fair value of its warrant liability.
•
Litigation-related expenses – The company excludes legal and professional fees as well as charges and credits associated with certain legal matters, which management considers not related to the underlying operating performance of the business.
•
Restructuring charges – The company excludes charges incurred as a direct result of restructuring programs, such as salaries and other compensation-related expenses.

Full-year guidance excludes the impact of foreign currency fluctuations.

The non-GAAP financial measure should not be considered in isolation from, or as a replacement for, the most directly comparable GAAP financial measures, as it is not prepared in accordance with U.S. GAAP.

Nevro has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted net income (loss) within this press release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expenses, amortization of intangibles, change in fair value of contingent consideration, change in fair value of warrants, and litigation-related expenses.

Amounts may not add due to rounding.

# # #